UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 23, 2015

HARRIS CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(321) 727-9100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the 2015 Annual Meeting of Shareholders (the “2015 Annual Meeting”) of Harris Corporation (“Harris” or the “Company”) held on October 23, 2015, the Company’s shareholders, on the recommendation of the Company’s Board of Directors (the “Board”), approved the Harris Corporation 2015 Equity Incentive Plan and the Harris Corporation Annual Incentive Plan (together, the “Plans”), in accordance with the voting results set forth for Proposal 3 and Proposal 4 below under Item 5.07. The Board approved each of the Plans on August 28, 2015, subject to approval by the Company’s shareholders.

Descriptions of the Plans and their principal terms and conditions and the types of awards contemplated thereunder are set forth under the headings “Proposal 3: Approval of the Harris Corporation 2015 Equity Incentive Plan” and “Proposal 4: Approval of the Harris Corporation Annual Incentive Plan” on pages 78-90 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 9, 2015 (the “2015 Proxy Statement”), which descriptions are incorporated by reference into this Item 5.02. Such descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Plans, filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 5.07      Submission of Matters to a Vote of Security Holders.

Voting Results For 2015 Annual Meeting of Shareholders

As noted above, the 2015 Annual Meeting was held on October 23, 2015. For more information about the proposals set forth below, please see the Company’s 2015 Proxy Statement. Of the 123,627,092 shares of the Company’s common stock issued, outstanding and entitled to be voted at the 2015 Annual Meeting as of the record date of August 28, 2015, a total of 105,943,271 (for a quorum of approximately 86%) was represented in person or by proxy at the meeting. Set forth below are the final voting results for the proposals voted on at the 2015 Annual Meeting.

(1) Proposal 1 – Election of Directors: Voting to elect twelve nominees to the Company’s Board for a one-year term expiring at the 2016 Annual Meeting of Shareholders, or until their successors are elected and qualified:

	Number of Shares
Nominee	For	Against	Abstain	Broker Non-Votes
William M. Brown	90,105,533	3,814,736	1,401,283	10,621,719
Peter W. Chiarelli	93,598,218	920,370	802,964	10,621,719
Thomas A. Dattilo	92,874,371	1,713,309	733,872	10,621,719
Terry D. Growcock	92,964,035	1,548,117	809,400	10,621,719
Lewis Hay III	93,179,831	1,398,306	743,415	10,621,719
Vyomesh I. Joshi	92,640,481	1,865,522	815,549	10,621,719
Karen Katen	91,888,750	2,710,065	722,737	10,621,719
Leslie F. Kenne	93,287,721	1,287,106	746,725	10,621,719
David B. Rickard	93,065,055	1,514,159	742,338	10,621,719
Dr. James C. Stoffel	92,238,093	2,321,054	762,405	10,621,719
Gregory T. Swienton	92,950,635	1,628,791	742,126	10,621,719
Hansel E. Tookes II	81,178,174	13,145,703	997,675	10,621,719

Each nominee was elected by the Company’s shareholders, consistent with the recommendation from the Board.

(2) Proposal 2 – An Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers: Voting, on a non-binding, advisory basis, to approve the compensation of the Company’s named executive officers as disclosed in the Company’s 2015 Proxy Statement:

• For: 90,260,745
• Against: 3,956,742
• Abstain: 1,104,065
• Broker Non-Votes: 10,621,719

The compensation of the Company’s named executive officers was approved, on a non-binding, advisory basis, by the Company’s shareholders, consistent with the recommendation from the Board.

(3) Proposal 3 – Approval of Harris Corporation 2015 Equity Incentive Plan: Voting to approve the new Harris Corporation 2015 Equity Incentive Plan:

• For: 82,721,285
• Against: 11,578,656
• Abstain: 1,021,611
• Broker Non-Votes: 10,621,719

Proposal 3 was approved by the Company’s shareholders, consistent with the recommendation from the Board.

(4) Proposal 4 – Approval of Harris Corporation Annual Incentive Plan: Voting to approve the new Harris Corporation Annual Incentive Plan:

• For: 91,701,098
• Against: 2,728,715
• Abstain: 891,739
• Broker Non-Votes: 10,621,719

Proposal 4 was approved by the Company’s shareholders, consistent with the recommendation from the Board.

(5) Proposal 5 – Ratification of the Appointment of Independent Registered Public Accounting Firm: Voting to ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 1, 2016:

• For: 104,766,069
• Against: 940,373
• Abstain: 236,829

Proposal 5 was approved by the Company’s shareholders, consistent with the recommendation from the Board.

Item 8.01      Other Events.

Changes to Annual Compensation of Non-Employee Directors

On October 23, 2015, the Board approved, on the recommendation of the Company’s Corporate Governance Committee, a $25,000 increase, from $55,000 to $80,000, effective January 1, 2016, in the value of the annual cash retainer paid to the Company’s non-employee directors. A Summary of Annual Compensation of Non-Employee Directors effective January 1, 2016 is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

      The following exhibits are filed herewith:

Exhibit
Number	Description
10.1	*Harris Corporation 2015 Equity Incentive Plan.
10.2	*Harris Corporation Annual Incentive Plan
10.3	*Summary of Annual Compensation of Non-Employee Directors

 *Management contract or compensatory plan or arrangement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

October 28, 2015	By:	/s/ Scott T. Mikuen

Name: Scott T. Mikuen
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	*Harris Corporation 2015 Equity Incentive Plan
10.2	*Harris Corporation Annual Incentive Plan
10.3	*Summary of Annual Compensation of Non-Employee Directors